Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this “Agreement”) is dated as of [__], 202[_], and is made by and between Intuitive Machines, Inc., a Delaware corporation (the “Company”), and the participant whose name appears on the signature page to this Agreement (“Participant”). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Intuitive Machines, Inc. 2023 Omnibus Long Term Incentive Plan, as amended from time to time.
Witnesseth:
Whereas, the Board has adopted the Plan to motivate Eligible Persons of the Company or its Affiliates by providing them with an ownership interest in the Company;
Whereas, the Company has granted to Participant of the aggregate number of Restricted Stock Units set forth on the signature page to this Agreement; and
Whereas, Participant and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.
Now, therefore, to evidence the Restricted Stock Units so granted, and to set forth the terms and conditions governing such Restricted Stock Units, the Company and Participant hereby agree as follows:
1.Definition of Change in Control. “Change in Control” shall be deemed to occur upon any of the following events:
(i)    any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (E) a member of the Investor Group or the Investor Group collectively) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than fifty percent (50%) of the total voting power of the then outstanding voting securities of the Company;
(ii)     the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (x) were directors on the Effective Date or (y) become directors after Effective Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Effective Date or whose election or nomination for election was previously so approved;
(iii)     the consummation of (A) a merger, consolidation, reorganization or business combination of the Company with any other Person, (B) the sale or other disposition of all or substantially all of the assets of the Company or OpCo in any single transaction or series of related transactions or (C) the acquisition of assets or equity interests of another Person by the Company or OpCo, in each case other than a transaction that would result in the voting securities constituting a majority of the total voting power of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity that survives such transaction or that, as a result of the transaction, controls or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company following such transaction (such entity, the “Surviving Entity”)), directly or indirectly, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or the Surviving Entity outstanding immediately after such transaction; or

(iv)     the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), or (iv) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
2.Grant. The Company hereby evidences and confirms its grant to Participant, effective as of the date hereof (the “Grant Date”), of the aggregate number of Restricted Stock Units set forth on the signature page hereof.
3.Vesting.
(a)    Vesting. Except as otherwise provided in this Agreement, subject to the continuous engagement of Participant by the Company or any Affiliate through the applicable vesting date, the Restricted Stock Units shall vest in full on the earlier to occur of (i) the one-year anniversary of the Grant Date and (ii) the date of the next Company Annual Meeting following the Grant Date.
(b)    Change in Control. All of the unvested Restricted Stock Units shall immediately vest upon a Change in Control, if Participant is engaged by the Company or any Affiliate at the time of the applicable Change in Control.
(c)    Board Acceleration. The Board may accelerate the vesting of all or any portion of the Restricted Stock Units, at any time and from time to time. Notwithstanding the immediately preceding sentence, except as approved by the Board, no Restricted Stock Units shall vest after the date on which Participant receives a notice of termination of engagement from the Company, or tenders a notice of termination to the Company, as applicable.
4.Forfeiture.
(a)    Termination. In the event Participant’s service to the Company and its Affiliates is terminated for any reason, the Restricted Stock Units (or portion thereof) that are not vested as of Participant’s termination of service shall be immediately forfeited and cancelled on the date of such termination of service.
(b)    Breach of Unauthorized Disclosure. If Participant violates or fails to comply with the confidentiality or other restrictive covenant provisions contained in any written agreement by and between Participant and the Company that are in effect, then all Restricted Stock Units (whether vested or unvested) shall be automatically and immediately forfeited and canceled without consideration therefor.
5.Transferability. Except as expressly permitted under Section 14(b) of the Plan, the Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
6.Settlement. As soon as reasonably practicable after each vesting date, but in no event later than 60 days after such vesting date, the Company will issue to Participant a number of shares of Common Stock equal to the number of Restricted Stock Units that vested on such date.
7.Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Restricted Stock Units, Participant expressly agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes the Restricted Stock Units.
8.General Provisions.
(a)    Plan Provisions. The Restricted Stock Units granted hereunder are being issued pursuant to and in accordance with the Plan (a copy of which has been made available to Participant) and, as such, are subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement. In the event of any conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
(b)    No Rights as a Stockholder. Participant shall have no voting or other rights as a stockholder of the Company with respect to any Restricted Stock Units (or portion thereof) until the Restricted Stock Units (or portion thereof) have been settled and issued in accordance with the terms and conditions of Section 6 of this Agreement and Section 9(d)(ii) of the Plan.
(c)    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the grant notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
(d)    Binding Effect; Benefits; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Participant without the prior written consent of the other party.
(e)    Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by Participant and the Company; provided, however, that, without Participant’s consent, the Board may amend (such amendment to have the minimum economic effect necessary, as determined by the Board in its sole discretion) this Agreement in such a manner as may be necessary or appropriate to avoid having the Restricted Stock Units become subject to the penalty provisions of Section 409A of the Code.
(f)    Section 409A.
(i)    Generally. This award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Board determines that this award (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate for this award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
(ii)    Specified Employee. If Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to Participant (or in the event of Participant’s death, Participant’s representative or estate) before the earlier of  (i) the first business day after the date that is six months following the date of Participant’s termination of service, and (ii) within 30 days following the date of Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and this Agreement to “termination of service” or similar terms shall mean a “separation from service.” If the Restricted Stock Units are or become subject to Code Section 409A, unless this Agreement provides otherwise, such Restrictive Stock Units shall be payable upon Participant’s “separation from service” within the meaning of Code Section 409A. If the Restricted Stock Units are or become subject to Code Section 409A and if payment of such Restricted Stock Units would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.
(g)    Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
(h)    Assignability. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
(i)    Counterparts; Section Headings. This Agreement may be executed in any number of counterpart, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile or portable document format copy of this Agreement as a fully binding original. Except as otherwise indicated, references herein to any “Section” means a “Section” of this Agreement, and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.
(j)    Entire Agreement. This Agreement, together with the Plan and any other documents incorporated by reference herein, constitutes the entire obligation of the parties with respect to the grant of Restricted Stock Units and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

-- Signature page follows --

In Witness whereof, the Company and Participant have executed this Restricted Stock Unit Award Agreement as of the date first above written.
Intuitive Machines, Inc.
By:
    Name:
    Title:
Participant

[__]
Address:

Number of Restricted
Stock Units:            [__]